                                                                   EXHIBIT 10.15

                    SIXTH AMENDMENT TO LEASE AGREEMENT FOR

                                GREENWAY TOWER


          This Sixth Amendment to Lease Agreement for Greenway Tower is made and entered into as of the 1st day of February, 1996, by and between GREENWAY TOWER JOINT VENTURE, a Texas joint venture, as Lessor ("Lessor") and ACE CASH EXPRESS, INC., a Texas corporation, as Lessee ("Lessee").

                                 W I T N E S S E T H:
                                 -------------------

          A. Reference is made to that certain Office Lease dated October 1, 1987, between Lessor, as lessor, and Lessee, as lessee, as amended by First Amendment to Lease Agreement for Greenway Tower dated April 29, 1988, Second Amendment to Lease Agreement for Greenway Tower dated August 24, 1988, Third Amendment to Lease Agreement for Greenway Tower, Fourth Amendment to Lease Agreement for Greenway Tower dated January 29, 1991 and Fifth Amendment to Lease Agreement for Greenway Tower dated June 13, 1994 (as amended, the "Lease"), pursuant to the terms of which Lessor has leased to Lessee, and Lessee has leased from Lessor, the premises (the "Premises") designated as Suite 800, being all of the 8th floor in the office building located at 1231 Greenway Drive, Irving, Texas, known as "Greenway Tower" (the "Building").

          B. The Lessor and Lessee desire to amend the Lease as hereinafter set forth.

                                 AGREEMENT
                                 ---------

          NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.  Premises. Effective as of March 1, 1996: (a) the Premises shall be
              --------
expanded to include the space located on the seventh (7th) floor of the Building as shown on Annex 1 attached hereto, containing approximately 18,618 square feet
            -------
of usable area and approximately 20,294 square feet of rentable area (the "Expansion Space"); and (b) the Premises shall not include the approximately 1,251 square feet of rentable area shown on Annex 2 attached hereto, being all
                                            -------
of the space leased by Lessee which is located on the ninth (9th) floor of the Building (the "Excluded Space"). The Excluded Space shall be surrendered by Lessee to Lessor in the condition required by the Lease on or prior to February 29, 1996. Lessor and Lessee agree that for all purposes of the Lease, following the addition of such Expansion Space to the Premises, and the surrender of the Excluded Space, the Premises will contain approximately 37,162 square feet of usable area and approximately 40,507 square feet of rentable area.

          2. Base Rent.  The Base Rent payable under the Lease shall be as
             ---------
follows, prorated in the event of a partial month:


Monthly Base
                                 Rent Installment
                                 ----------------

     2/1/96 through 2/29/96            $24,300.43
     3/1/96 through 4/30/96            $44,189.01
     5/1/96 through 4/30/97            $42,194.79
     5/1/97 through 4/30/98            $45,570.38
     5/1/98 through 4/30/99            $48,945.96
     5/1/99 through 4/30/2001          $52,321.54

which amount shall be payable on or before the first day of each month during the remaining term of the Lease, without offset, demand, set off or deduction. Notwithstanding the foregoing, if Lessee has not surrendered possession of the Excluded Space to Lessor in the condition required by the Lease on or prior to February 29, 1996, in addition to other amounts payable under the Lease, Lessee shall pay to Lessor as Base Rent with respect to the Excluded Space until such time as the Excluded Space is surrendered to Lessor in the condition required by the Lease the sum of $1,355.25 per month at the same time that installments of Base Rent are due with respect to the remainder of the Premises.

          3. Term.  The Lease Term is hereby extended to and shall end upon
             ----
April 30, 2001. Lessee shall have no further right to renew or extend the Lease.

          4. Tax and Expense Stop. Effective as of February 1, 1996, the terms
              --------------------
"Tax and Expense Stop", "Tax Stop" and "Expense Stop" as used in the Lease shall mean the actual amount of Taxes and Operating Expenses, as applicable, incurred by Lessor in connection with the Property during the calendar year 1995 or 1996, whichever is greater.

          5. Services.  Article 7 of the Lease is amended to provide that:
             --------

          (a) Lessor shall provide heat and air-conditioning to the Premises as required therein from 7:00 a.m. to 7:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, subject to the other provisions of the Lease, except that (i) Lessor shall not be required to provide such services on Sundays or local, state or national holidays; and (ii) Lessor shall provide such services during hours other than those stated above upon at least twenty four (24) hours prior notice from Lessee to Lessor at the rate of $45.00 per hour, per floor, with a two (2) hour minimum, which amount shall be payable by Lessee to Lessor within ten (10) days following receipt of an invoice therefor;

          (b) Lessor shall install a separate electric meter in Lessee's computer room for the purpose of monitoring electrical usage in the computer room. In addition to other sums payable under the Lease, Lessee shall pay to Lessor within ten (10) days following receipt of an invoice therefor, all charges for electricity consumption from the computer room, based upon the actual rate charged to Lessor for such usage plus five percent (5%). Lessee shall not be required to pay as a part of Operating Expenses with respect to the portion of the Premises included within the computer room any increases in electrical charges for the Building over the amount included in calculating the Expense Stop. However, Lessee shall remain obligated to pay increases in connection with the computer room with respect to all other components of Operating Expenses; and

          (c) Lessor shall provide janitorial service to the Premises substantially in accordance with the janitorial specifications which are set forth on Annex 3 attached hereto.

          6.   Condition of Premises.
               ---------------------

          (a) Lessee has inspected and approved the condition of the Expansion Space and agrees that the Expansion Space is suitable for Lessee's use and occupancy. Lessee acknowledges that Lessor has not undertaken and shall not be required to perform any modifications, alterations or improvements to the Premises, and that, except as provided in this Amendment, all installations and improvements now or hereafter placed on the Premises shall be at Lessee's cost (and Lessee shall pay ad valorem taxes and increased insurance thereon or attributable thereto).

          (b) Lessee agrees to construct or have constructed within the Premises, in accordance with working drawings, plans and specifications prepared by Lessee's architect and approved by Lessor and Lessee, the improvements which are described in the approved plans. All construction by Lessee within the Premises shall be subject to the requirements of Annex 4 attached hereto
                                                       -------
               and made a part hereof.

          (c) Lessor shall remove all debris from the Expansion Space prior to delivery of possession of the Expansion Space to Lessee.

          7.   Parking. During the remaining term of the Lease, provided that
               -------
Lessee is not in default in the payment or performance of its obligations under the Lease: (a) Lessee shall have the nonexclusive right to use, in common with Lessor and other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas associated with the building at a ratio of one space for each 280 square feet of rentable area contained within the Premises; and (b) Lessor agrees to designate a total of twelve (12) reserved surface parking spaces for use by Lessee (inclusive of the five (5)) reserved surface parking spaces currently designated for Lessee under the Lease).

          8.   Signage. During the remaining term of the Lease, as long as
               -------
Lessee is not in default thereunder, Lessor agrees, at Lessor's expense, to place Lessee's name on the Building marquee located on Greenway Drive and on the Building directory located in the lobby of the Building.

          9.   Representations and Warranties by Lessee. Lessee represents and
               ----------------------------------------
warrants to Lessor that: (i) Lessee has not previously assigned, sublet, encumbered or otherwise transferred the Lease or Lessee's interest therein, (ii) this Amendment constitutes a valid and legally binding obligation of Lessee and is enforceable in accordance with its terms, and (iii) Lessee has the requisite power and authority to execute and deliver this Amendment, and the consent or joinder of no other person or entity is required in connection therewith.

          10.  Miscellaneous. Lessor and Lessee agree that the Lease, as
               -------------
modified by this Amendment, sets forth the entire agreement between Lessee and Lessee with respect to the rental of the Premises and that there are no statements, representations, agreements or writings which are collateral or incident to the Lease or the obligations of Lessor or Lessee thereunder, except as are expressly set forth in writing in the Lease and in this Amendment. Lessee hereby ratifies and affirms the Lease and each of Lessee's obligations thereunder and confirms that Lessee has no offsets, defenses or counterclaims against Lessor under or in connection with the Lease. Except as amended hereby, the Lease is and remains in full force and effect as therein written. The provisions of this Amendment shall serve to supplement and amend the Lease as set forth herein. In the event of a conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall control. Capitalized terms which are used herein as defined terms but which are not otherwise defined shall have the same meaning given to such terms in the Lease.

     EXECUTED as of the day and year first above written.

                              LESSOR:

                              GREENWAY TOWER JOINT VENTURE

                              By: Independence Development Inc., a Texas corporation, General Partner

                                     By:  /S/ GARY HAMMOND
                                     Name:  Gary Hammond
                                     Title:  Leasing Agent

                              LESSEE:

                              ACE CASH EXPRESS, INC.,
                              a Texas corporation

                                     By:  /S/ DONALD H. NEUSTADT
                                     Name:  Donald H. Neustadt
                                     Title:  President and Chief Executive
                                              Officer

                                  EXHIBIT  1

                             WORK LETTER AGREEMENT

          THIS WORK LETTER AGREEMENT IS ATTACHED TO AND FORMS A PART OF THE SIXTH AMENDMENT TO LEASE AGREEMENT FOR GREENWAY TOWER (THE "AMENDMENT") DATED FEBRUARY 1, 1996, BETWEEN GREENWAY TOWER JOINT VENTURE, A TEXAS JOINT VENTURE ("LESSOR") AND ACE CASH EXPRESS, INC., A TEXAS CORPORATION ("LESSEE"), MODIFYING THE LEASE (HEREIN SO CALLED) MORE PARTICULARLY DESCRIBED THEREIN, COVERING THE PREMISES (HEREIN SO CALLED) COMMONLY KNOWN AS SUITES 700 AND 800 OF THE BUILDING KNOWN AS GREENWAY TOWER LOCATED AT 1231 GREENWAY DRIVE, IRVING, TEXAS.

          1.  LESSEE'S PLANS. Lessee shall employ an architect approved by
              --------------
Lessor and duly licensed to practice in the State where the Premises are located ("Lessee's Architect"), who shall prepare and submit to the Lessor plans, specifications and drawings describing Lessee's desired improvements to the Premises ("Plans"). The Plans shall be subject to the prior written approval of Lessor. Lessor's approval of such Plans shall not render Lessor liable or responsible to Lessee or any other party for any defects or deficiencies in such Plans or any improvements constructed pursuant to the terms thereof. Lessee and Lessee's Architect shall be solely responsible for compliance with all applicable legal requirements, including without limitation building and fire codes.

          2.  CONSTRUCTION. Lessee will cause the leasehold improvements
              ------------
described in the Plans approved by Lessor to be constructed at its cost and expense in accordance with the Plans ("Lessee's Work"), applicable legal requirements and the building guidelines set forth on Appendix 1 attached hereto
                                                      ----------
and made a part hereof for all purposes.

          (a) PERMITS. In connection with Lessee's Work, Lessee shall file all
              -------
drawings, plans and specifications, pay all fees and obtain all permits and applications from any authorities having jurisdiction; and Lessee shall promptly obtain a permanent certificate of occupancy and all other approvals required of Lessee to use and occupy the Premises and to open for business with the public.

          (b) APPROVAL. Prior to the commencement of Lessee's Work, Lessee shall
              --------
submit to Lessor for Lessor's approval a list of contractors and/or subcontractors who will perform Lessee's Work or Lessor may, at Lessor's option, require that the portion of the work involving the heating, ventilating and air conditioning, electrical, plumbing and sprinkler systems be done by a contractor and/or subcontractors selected by Lessor (which shall be deemed for purposes of this Work Letter Agreement to be Lessee's contractor). Lessee or Lessee's contractors or subcontractors shall be required to obtain from Lessor permission for using any area outside the Premises for storage, handling or moving materials and equipment or for parking any vehicles. In addition, Lessee and its contractors and subcontractors shall comply with Lessor's building guidelines applicable to construction of Lessee's Work which are set forth on Appendix 1
                                                                   ----------
attached hereto and made a part hereof for all purposes. If any of Lessee's Work relates to areas or conditions over which Lessor requires sole control, then Lessor shall have the right at Lessor's discretion to perform (or have Lessor's contractor perform) such portion of Lessee's Work at Lessee's expense.

          (c) INSURANCE. Lessee and/or Lessee's contractors and subcontractors
              ---------
shall be required to provide, in addition to the insurance required to be maintained by Lessee pursuant to the

Amendment, the following types of insurance and the following minimum amounts, naming Lessor and any other persons having an interest in the building as "additional insureds" or "as their interests may appear", issued by companies and in form and substance approved by Lessor:

               (i) Workman's Compensation coverage with limits of at least $500,000.00 for the employer's liability coverage thereunder.

               (ii) All Risk Builders Risk on 100% Completed Value, covering damage to the construction and improvements to be made by Lessee with 100% coinsurance protection.

               (iii) Automobile Liability coverage with bodily injury limits of at least $1,000,000.00 per accident and $500,000.00 accident for property damage.

               (iv) Other insurance reasonably required by Lessor.

Original or duplicate policies for all of the foregoing insurance shall be delivered to Lessor before Lessee's Work is started and before any contractor's or subcontractor's equipment is moved on to any part of the Premises.

          (d) LIABILITY DURING CONSTRUCTION. Lessee hereby assumes any and all
              -----------------------------
liability arising out of or relating to Lessee's Work or to the Premises after the date hereof, including any liability arising out of statutory or common law for any and all injuries to or death of any and all persons (including, without limitation, Lessee's contractors and subcontractors and their employees) and any liability for any and all damage to property caused by, or resulting from, or arising out of any act or omission on the part of the Lessee, Lessee's contractors and Lessee's or their subcontractors or employees in the performance of Lessee's Work, and Lessee further agrees to defend, indemnify and save harmless Lessor from and against all damages, claims, costs, liabilities, losses and/or expenses (including legal fees and expenses) arising out of or related to Lessee's Work, including without limitation any and all such injuries, death and/or damage. Lessee agrees to insure the foregoing assumed contractual liability in its liability policies and the original or duplicate original of said policy that Lessee will deliver to Lessor shall expressly include said contractual liability coverage.

          (e) REMOVAL DURING CONSTRUCTION. Contractors and/or subcontractors
              ---------------------------
participating in the Lessee's Work shall be required to keep the Premises and adjacent areas in a neat and clean condition and to remove and dispose of, as frequently as Lessor may direct, all debris and rubbish caused by, or resulting from the work and upon completion, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on any part of the Premises or in proximity thereto that was brought in or created by the performance of Lessee's Work. If at any time Lessee's contractors and subcontractors shall neglect, refuse, or fail to remove any debris, rubbish, or surplus materials within twenty-four (24) hours after written notice to Lessee, Lessor may remove the same at Lessee's expense.

          (f) CHANGES. All changes to the Plans shall be subject to Lessor's
              -------
prior written approval.

          (g) AFFIDAVITS. Lessee shall cause to be filed and/or recorded such
              ----------
affidavits as Lessor requests regarding Lessee's Work, including without limitation an affidavit of commencement of Lessee's

Work and an affidavit of completion of Lessee's Work on the dates required by law to give proper effect thereto, or if requested by Lessor, on the dates specified by Lessor.

     3.   Removal of Lessee's Work at expiration or termination of Lease.
          --------------------------------------------------------------
Lessee's Work (including any Changes) shall be the property of Lessor and shall remain upon and be surrendered with the Premises upon the expiration of the Lease term; provided, that at Lessor's option, Lessee shall, at Lessee's sole cost and expense, remove all of Lessee's Work from the Premises upon expiration or termination of the Lease, and restore any damage to the Premises resulting therefrom.

     4.   CONFLICTS AND CONFORMITY WITH LEASE. Any rights and obligations of
          -----------------------------------
Lessor and Lessee relative to any matter not stated in this Work Letter Agreement shall be governed by the Lease. If there shall be any conflict between this Work Letter Agreement and the Lease, the provisions of this Work Letter Agreement shall prevail. As used herein, all capitalized terms not defined herein shall have the same meaning as defined in the Lease.

     5.   ALLOWANCE.
          ---------

          (a) Lessee's Work shall be done at Lessee's expense, including building permit fees, other fees, architectural and engineering expenses and other expenses relating to Lessee's Work. However, Lessor shall allow Lessee a finish-out allowance of $185,810.00 (the "Allowance") to be applied toward payment of actual out of pocket costs incurred by Lessee in connection with the completion of Lessee's Work; subject to the following: (i) Lessor shall not be required to advance any portion of the Allowance with respect to any invoice or request for disbursement submitted by Lessee to Lessor after February 28, 1997; and (ii) Lessee shall be entitled to use up to but not in excess of $30,000.00 out of the Allowance for costs associated with the acquisition and installation of data cabling within the Premises. Except for the portion of the Allowance which may be used for data cabling as set forth in clause (ii) of the preceding sentence, the proceeds of the Allowance shall be used solely for payment of eligible costs incurred in constructing the permanent leasehold improvements described in the Plans approved by Lessor, and Lessor shall not be required to advance any portion of the Allowance for any moving, telephone, equipment or other expenses incurred by Lessee in connection with the Premises. Lessee understands that if the cost of Lessee's Work, including without limitation any changes in Lessee's Work, exceeds the Allowance, then Lessee shall be solely responsible for all such costs in excess of the Allowance. The Allowance shall be due and payable to Lessee only after lien-free final completion of Lessee's Work in accordance with the Plans, receipt by Lessee of all necessary approvals to operate its business at the Premises, completion by Lessor of a final inspection and approval of Lessee's Work, and receipt by Lessor of: proof that all bills in connection with Lessee's Work have been paid in full and all persons or entities with the right to file a lien in connection therewith have finally waived and released their lien rights in connection therewith in a manner satisfactory to Lessor; a copy of Lessee's certificate of occupancy; an original Affidavit of Total Release and Bills Paid in form acceptable to Lessor signed by Lessee and by the general contractor, indicating that all subcontractors and suppliers have been paid, and accompanied by copies of the invoices referred to therein; and a copy of "as-built" plans of finish-out.

          (b) If the actual construction costs are less than the Allowance, then Lessee shall not be entitled to any portion of the unexpended Allowance, which shall belong to Lessor.